UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 15, 2011

VERTICAL HEALTH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-23201	59-3635262
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

7760 France Avenue South, 11th Floor
Minneapolis, Minnesota 55435
(Address of Principal Executive Offices)

(612) 568-4210
Registrant’s Telephone Number, Including Area Code:

180 Douglas Ave,
Oldsmar, Florida 34677
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
VERTICAL HEALTH SOLUTIONS, INC.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions. They include opinions, forecasts, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact. In some cases, forward-looking statements can be identified by words such as “may”, “can”,  “should”, “could”, “expects”, “hopes”, “believes”, “plans”, “anticipates”, “estimates”, “predicts”, “projects”, “potential”, “intends”, “approximates” or the negative or other variation of such terms and other comparable expressions. Forward-looking statements in this Current Report may include statements about:

•	our inability to continue as a going concern;

•	our future financial and operating results, including projections of revenues, income, expenditures and other financial items;

•	our capital requirements and the need for additional financing;

•	the ability of OnPoint to develop commercially viable products;

•	the ability of OnPoint to enter into and maintain successful collaborations with companies in the healthcare industry;

•	intellectual property rights of the Company and others, including actual or potential competitors;

•	the outcome of regulatory submissions and approvals;

•	the performance of OnPoint’s products and their potential to generate revenues;

•	our beliefs and opinions about the safety and efficacy of any of our products;

•	our development of new products;

•	our growth, expansion and acquisition strategies;

•	the ability to enter into acceptable relationships with one or more contract manufacturers or other service providers on which the Company may depend;

•	the ability to limit liability for claims against our predecessor or as a result of our restructuring;

•	current and future economic and political conditions;

•	the overall industry and market performance;

•	competition;

•	management’s goals and plans for future operations; and

•	other assumptions described in this Current Report underlying or relating to any forward-looking statements.

The forward-looking statements in this Current Report are only predictions.  Actual results could and likely will differ materially from these forward-looking statements for many reasons, including the risks described under “Risk Factors” and elsewhere in this Current Report.  No guarantee about future results, performance or achievements can be made.  These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.  The safe harbors for forward-looking statements provided by the Private Securities Litigation Reform Act are unavailable to issuers of “penny stock”.  Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us.

Item 1.01 Entry into a Material Definitive Agreement.

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report to “we,” “us” and the “Company” are to Vertical Health Solutions, Inc., a Florida corporation, together with its wholly-owned subsidiary, OnPoint Medical Diagnostics, Inc., a Minnesota corporation.  Specific discussions or comments relating only to Vertical Health Solutions, Inc. prior to the Merger reference “VHS”, those relating only to OnPoint Medical Diagnostics, Inc. reference “OnPoint” and those relating only to Vertical HS Acquisition Corp. reference “Merger Sub”.  OnPoint was originally incorporated under the name CGI Enterprises II, Inc. in the State of Minnesota.

SUMMARY

Vertical Health Solutions, Inc., a Florida corporation (“VHS” or the “Company”), and its newly-formed subsidiary, Vertical HS Acquisition Corp., a Delaware corporation (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 1, 2011, by and among, OnPoint Medical Diagnostics, Inc., a privately-held Minnesota corporation (“OnPoint”), on the one hand, and VHS and Merger Sub, on the other hand.  Pursuant to the Merger Agreement, Merger Sub, which we recently had incorporated for the purpose of completing the transaction, merged into OnPoint (the “Merger”) on April 15, 2011 (the “Closing” or the “Closing Date”) with OnPoint continuing as the surviving entity in the Merger.  OnPoint is a development stage company founded to commercialize Magnetic Resonance Imaging (“MRI”) quality assurance testing software and technologies developed by Mayo Clinic and, following the Merger, the business of OnPoint constitutes our only operations.

As a result of the Merger, OnPoint became a wholly-owned subsidiary of the Company.  After receiving the requisite approval of the stockholders of OnPoint pursuant to a Written Consent and Waiver of Stockholders (the “Written Consent”), the Certificate of Merger was filed with the State of Minnesota and the State of Delaware on April 15, 2011, at which time the Merger was deemed effective (the “Effective Time”).  At the Effective Time, each share of capital stock of OnPoint was converted into one share of common stock, par value $0.001 per share, of VHS (the “Common Stock”).  In addition, each outstanding convertible note, option and warrant to acquire shares of capital stock of OnPoint became a convertible note, option or warrant convertible or exercisable into shares of Common Stock at the same conversion or exercise price.

Immediately following the Merger, we owned 100% of the outstanding capital stock of OnPoint.  In connection with the Merger, we issued an aggregate of 7,143,113 shares of Common Stock, after taking into account the shares of common stock, par value $0.01 per share, of OnPoint (the “OnPoint Stock”), which resulted in a change in control of of our ownership, management and our board of directors (the “Board of Directors”).  Of the 7,143,113 shares of Common Stock to be issued to shareholders of OnPoint at the Effective Time of the Merger, 1,000,000 shares of Common Stock (the “Escrow Shares”) were delivered to Private Bank Minnesota (the “Escrow Agent”) and held in escrow pursuant to the Merger Agreement and the terms of the share escrow agreement, dated April 15, 2011, among the Escrow Agent, OnPoint, and VHS (the “Escrow Agreement”).  The Escrow Shares will be disbursed to the shareholders of OnPoint upon receipt by VHS of an aggregate of $1,000,000 in equity financing (the “Equity Release Amount”); provided, the Equity Release Amount is received on or before December 31, 2011.  If the Equity Release Amount is received on or before December 31, 2011, the shares of Common Stock held in the Escrow Fund shall be distributed to the shareholders of OnPoint pro rata based on such shareholders percentage ownership immediately prior to the Effective Time.  If the Equity Release Amount is not received on or before December 31, 2011, the Escrow Shares shall be released by the Escrow Agent to VHS on January 1, 2012 and shall thereafter be cancelled by VHS.

Prior to the Merger, OnPoint had adopted the 2011 Omnibus Incentive Compensation Plan (the “2011 Stock Plan”) providing for the issuance of up to 1,600,000 shares of its common stock and had issued from such plan options exercisable into 750,000 shares of its common stock.  At the Effective Time, we adopted and assumed the 2011 Stock Plan.  After giving effect to the Merger, outstanding options to purchase 750,000 shares of OnPoint common stock under the 2011 Stock Plan have become outstanding options to purchase 750,000 shares of Common Stock under the 2011 Stock Plan.

Also, the Company plans on entering into a merger agreement with OnPoint whereby VHS will merge with and into OnPoint in order to (i) change the domicile of VHS from a Florida corporation to a Minnesota corporation, and (ii) change the name of VHS to “OnPoint Medical Diagnostics, Inc.”.  This anticipated reorganization merger will occur as soon as reasonably practicable following the Merger.

We believe that the issuance of our Common Stock and Warrants in connection with the Merger was exempt from registration under Section 4(2) of the Securities Act.

A copy of the Merger Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 7, 2011.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As disclosed elsewhere in this Current Report, on April 15, 2011, a new wholly-owned subsidiary of VHS, Merger Sub, merged with and into OnPoint with OnPoint continuing as the surviving entity in the Merger.  As a result of the Merger, OnPoint became a wholly-owned subsidiary of VHS.  Item 2.01(f) of Form 8-K states that if the registrant was a shell company like VHS was immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined Company after the Merger, except that information relating to periods prior to the date of the Merger only relate to the party specifically indicated.

DESCRIPTION OF BUSINESS

General

Following the Merger, the business of OnPoint constitutes our only operations.

Overview

Following the Merger, the business of OnPoint constitutes our only operations.  OnPoint was founded to commercialize MRI quality assurance software testing software and technologies developed by Mayo Clinic.   Our vision, however, is much broader than this.  We intend to leverage technology and intelligent systems to assist the global healthcare industry in delivering the highest quality medical images possible – safely, consistently and efficiently.   Our enterprise quality assurance solution will be delivered in a “Software as a Service”, or SaaS, utility computing model, which will accommodate advanced imaging facilities with multiple diagnostic imaging scanners.

Our flagship product for MRI is focused on automating the weekly quality control measures required for accreditation by American College of Radiology, or ACR, with real-time dashboards, analytics and trending to make sure scanners are providing the best possible images of patients.

Products and Services

Our advanced MRI Quality Assurance System has been fully operational since 2006 and the system has successfully performed automated quality control on over 200,000 images.   We are currently porting the technology to a cloud computing SaaS platform and estimate commercial launch of the product in the third quarter of 2011.   Our system automates the time-consuming, paper-based, and subjective quality control process mandated by the federal government as a condition for reimbursement.  Our proprietary algorithms for automated image analysis perform all the measurements providing immediate results to technologists.   We can provide access to all quality control results, DICOM phantom images, trends, reports, charts and benchmarking data on any computer or device with an internet browser.

We also maintain a complete history of the ACR accreditation reports, available online in multiple formats.  In addition to the mandatory measures required by the ACR, we can automatically calculate and provide results from other valuable and more time consuming quality control tests, such as the signal-to-noise ratio.   To help detect the subtle and gradual degradation of image quality that occurs over time, we offer trending charts and proactive alerts on our dashboard to notify institutions of negative trends, which our customers can use to prevent unplanned downtime with their scanners.

Marketing and Sales

We have identified specific strategies to grow sales and operations to meet our full implementation goals. We will commercialize quality assurance and accreditation software through structured alpha and beta programs at key luminaries in the United States.  These show sites will be representative of our target market and include large imaging centers, small community hospitals and large healthcare institutions and networks.

The software will be sold on a per scanner per month basis, with appropriate volume discounts.  We intend to develop additional models for MRI as well as quality control systems for other modalities (Computed Tomagraphy, or CT, Mammography, Ultrasound and others), all which have similar accreditation requirements and quality control challenges.

We intend to have a small field-based sales team and a larger inside sales (telemarketing) team.  This will minimize cost of sales and allow centralized control for customizing and delivering unique marketing programs.  As our technology is deployed in the cloud, our activation costs for new customers will be minimal and  our software, implementation, training, sales, marketing and customer support will leverage technology and automation.

Governmental Regulation

Most of the our products will be considered medical devices as defined in the Federal Food, Drug and Cosmetic Act and are subject to the regulatory authority of the United States Food and Drug Administration, or FDA, which regulates the manufacture, distribution, related record keeping, labeling and advertising of such medical devices.  Medical devices are classified by the FDA on the basis of control deemed necessary to reasonably ensure the safety and effectiveness of the device. Class I devices are subject to general controls. These controls include registration and listing, labeling, pre-market notification and adherence to the FDA Quality System Regulation. Class II devices are subject to general and special controls. Special controls include performance standards, post market surveillance, patient registries and FDA guidelines. Class III devices are those which must receive pre-market approval by the FDA to ensure their safety and effectiveness.

Our MRI quality control software has been classified as a Class I Medical Device.  The regulations applicable to our MRI quality control software indicate that such device is Good Manufacturing Practice, or GMP, exempt which means that we, as the manufacturer, are exempt from the pre-market notification requirement, but must register the manufacturing facility and list the device with the FDA.

The Medicare Improvements for Patients and Providers Act of 2008

Due to efforts by the ACR and others, the United States Congress passed the Medicare Improvements for Patients and Providers Act of 2008, or MIPPA, requiring physicians and other suppliers that furnish advanced diagnostic imaging services, including  MRI, CT, and nuclear medicine/PET, to meet Medicare standards by January 1, 2012.   MIPPA was enacted on July 15, 2008.   OnPoint’s software-as-a-service solution will automate the labor intensive quality control process mandated by the United States Congress as a condition for reimbursement.

Competition

Our primary competitor is the manual process performed by technologists collecting the ACR required phantom images, measuring and interpreting the results, and logging the required information in the paper based ACR log book.   There are a few smaller companies who have workstation based software products which provide ACR compliant PDF reports for MRI, or separate products for CT.  We are also aware of a company which provides quality control reporting and graphing  for mammography.  We believe our competitive advantage will be our cloud based technology platform and our ability to provide a consolidated quality assurance system for all medical imaging devices.

Intellectual Property

We entered into a license agreement with Mayo Foundation for Medical Education and Research, dated as of August 1, 2009, which was subsequently amended and restated on November 12, 2010.  We rely primarily on a combination of trade secret and copyright law, employee and third-party nondisclosure agreements and other protective measures to protect intellectual property rights pertaining to our products and technologies. We do not own all of the software and other technologies used in our products, but we believe we have the necessary licenses from third parties to use that technology in our current products.

Research and Development

Our research and development activities are focused on porting the licensed technology to a SaaS platform using Microsoft based technologies.  We intend to develop new products and improvements to our existing products.   An integral component of our future growth strategies includes developing and introducing additional new products for hospitals, clinics, and medical imaging providers as it relates to regulatory and quality assurance software and automation.

Geographic Information

Our corporate headquarters are in Minneapolis, Minnesota where executive, product development and research activities are performed.  We also maintain an office in Rochester, Minnesota, where our interim CFO currently resides as well as a consulting liaison to our licensor.

Employees

As of the date hereof, we have one full time employee.   OnPoint is currently using independent consultants to further develop its technology and expects to have an individual starting as Director of Product Management in May 2011.

Available Information

OnPoint was initially incorporated in Minnesota in September of 2006 as CGI Enterprises II, Inc.  OnPoint’s name was changed in April 2009 to OnPoint Medical Diagnostics, Inc.  The address of our principal office is 7760 France Avenue South, 11th Floor, Minneapolis, MN 55435, and our telephone number is (612) 568-4205.  Our Internet website is www.onpointmd.com.  The public may read or copy any filings with the SEC at the SEC Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The SEC maintains an internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC. The website is http://www.sec.gov. The public can also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

  RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  You should carefully consider the risks and uncertainties described below and all other information contained in this Current Report before deciding to invest in shares of our Common Stock.  While all risks and uncertainties that the Company believes to be material to its business and therefore the value of our Common Stock are described below, it is possible that other risks and uncertainties that affect our business will arise or become material in the future.

If we are unable to effectively address these risks and uncertainties, our business, financial condition or results of operations could be materially and adversely affected.  In this event, the value of our Common Stock could decline and you could lose part or all of your investment.

Risks Related To OnPoint’s Business and Industry

OnPoint’s auditors have expressed substantial doubt about our ability to continue as a going concern.

OnPoint’s audited financial statements for the year ended December 31, 2010, were prepared under the assumption that we will continue our operations as a going concern. We have a limited operating history with no revenues and have incurred cumulative net losses of $2,251,166 through December 31, 2010. As a result, our independent registered public accounting firm in their audit report on our 2010 Financial Statements has expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt formation activities or to generate profitable operations. Given the recent downturn in the economy, such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in us.

OnPoint is a development stage company.

We are in the development stage and have a limited operating history for you to consider in evaluating our business and prospects.  We have not yet generated any sales and no net income.  We initially anticipate incurring operating losses.

There can be no assurance that we will be able to generate significant revenues from the sales of current or future products. Our ability to achieve profitability will depend on, among other things, our success in selling our products, managing our expense levels and quickly integrating newly-hired personnel, including management.

We will need additional capital to fund our operations.

We are seeking to raise additional capital in 2011 to fund our operations and future development. A capital raise could include the securing of funds through new strategic partnerships or collaborations, the sale of common stock or other equity securities or the issuance of debt.

Initiating and expanding sales and marketing activities and continuing our development efforts will require significant expenditures of capital.  The actual amount and timing of capital requirements may differ materially from our estimates, depending on the demand for our products and as a result of new market developments and opportunities. We may determine that it is necessary or desirable to obtain financing for such requirements through borrowings or the issuance of debt or equity securities. Debt financing would increase leverage, while equity financing may dilute the ownership of stockholders. There can be no assurance as to whether, or as to the terms on which, we will be able to obtain such financing. Any failure to generate sufficient funds from operations or equity or debt financing to meet our capital requirements could have a material adverse effect on our business, financial condition and results of operations.

Our success depends upon maintaining our license to critical intellectual property.

Our success depends upon our maintaining the license with Mayo Foundation for Medical Education and Research  for the technology which comprises our product.  The license is currently in good standing.  Future defaults by the Company, however, could result in the termination of the license which is expected to be critical to the business of the Company.

Our success depends on the development and modification of our licensed technology.

Our MRI quality assurance software is currently functional and has been used by the health care facility affiliates of the software licensor.  The software, however, will require additional development and modification by the Company to position it for commercial distribution.  The Company is using the services of consultants to make such changes.  Software development always involves uncertainty as to the length of time and cost associated with making needed developments and modifications.  Delays in effecting the development and modifications may have significant adverse affects on the Company.

Our success is dependent on market acceptance of our products.

Our ability to gain market acceptance and to grow will largely depend upon our success in effectively and efficiently communicating product benefits to the key buyer groups and distinguishing our products from other similar products.  To gain market share, we also must overcome the established relationships existing between other service providers and customers.  We cannot assure you that we will be able to achieve success, to gain market acceptance and to grow.  Our failure to achieve market acceptance of our products would have a material adverse effect on our business, financial condition and results of operations.

We may have undisclosed liabilities and any such liabilities could harm our revenues, business, prospects, financial condition and results of operations.

Prior to March 2009, OnPoint was a wholly owned subsidiary of Healthcare IP Partners.  In March 2009, Healthcare IP Partners distributed certain shares of OnPoint owned by Healthcare IP Partners to the individual stockholders of Healthcare IP Partners, referred to herein as the Initial Distribution.  In September 2010, shares of OnPoint were issued to Healthcare IP Partners in settlement of all outstanding debt of OnPoint owed to Healthcare IP Partners, which shares were then distributed with the remaining shares of OnPoint owned by Healthcare IP Partners to the individual stockholders of Healthcare IP Partners, referred to herein as the Second Distribution.  The Initial Distribution and the Second Distribution are referred to herein as the Restructuring.  Following the Restructuring, Healthcare IP Partners did not own any shares of OnPoint.

There can be no assurance that we will not be liable for any liabilities relating to or in connection with the Restructuring. Any such liabilities could harm our revenues, business, prospects, financial condition and results of operations upon our acceptance of responsibility for such liabilities.

Our future revenues are unpredictable and we expect our operating results to fluctuate from period to period.

Our limited operating history and the uncertain nature of the market make it difficult for us to accurately forecast our future revenues in any given period. We have limited experience in financial planning for our business on which to base our planned operating expenses. If our revenues in a particular period fall short of our expectations, we will likely be unable to quickly adjust our spending in order to compensate for that revenue shortfall. As a result, our operating results would be adversely affected.  Our operating results are likely to fluctuate substantially from period to period as a result of a number of factors, many of which are beyond our control. These factors include:

•	the amount and timing of operating costs and capital expenditures relating to expansion of our operations;

•	the rate at which potential users adopt our products;

•	the announcement or introduction of new or enhanced products by our competitors;

•	our ability to attract and retain qualified personnel; and

•	the pricing policies of our competitors.

Our business model is evolving and unproven.

Our business model is unproven and is likely to continue to evolve.  Accordingly, our business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as our market continues to evolve.

We need to increase brand awareness.

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of our brand name, among others, is critical. Further, the importance of brand recognition will increase as competition in our market increases. Successfully promoting and positioning our brand will depend largely on the effectiveness of our marketing efforts and our ability to develop industry-leading products at competitive prices. Therefore, we may need to increase our financial commitment to creating and maintaining brand awareness. If we fail to successfully promote our brand name or if we incur significant expenses promoting and maintaining our brand name, it could have a material adverse effect on our results of operations.

We compete in highly competitive markets.

The industry competitors with which we compete in many cases have longer operating histories, established ties to customers, greater brand awareness and well-accepted products. Many of our competitors in the market space have greater financial, technical and marketing resources. Our ability to compete depends, in part, upon a number of factors outside our control, including the ability of our competitors to develop alternatives that are competitive with our products.

Our success depends, in part, upon our intellectual property rights.

Our success depends, in part, upon our intellectual property rights.  We will also rely upon a combination of trade secret, nondisclosure and other contractual arrangements, and copyright and trademark laws to protect our proprietary rights.  We will enter into confidentiality agreements with our employees and contractors and limit access to and distribution of our proprietary information. There can be no assurance that such steps will be adequate to deter misappropriation of our proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

Our ability to manage growth will effect our management systems, infrastructure and resources.

Our ability to successfully offer products and implement our business plan in the market requires an effective planning and management process. We are in the process of initiating our operations, and we intend to increase our headcount substantially. Beginning our operations and experiencing rapid growth will place a significant strain on our management systems, infrastructure and resources. To manage anticipated growth, we will need to develop and improve our operational, financial, accounting and other internal systems. In addition, our future success will depend in large part upon our ability to recruit, train, motivate and retain managers and other employees and maintain product quality. If we are unable to manage anticipated growth effectively, it could have a material adverse effect on the quality of our products and our business, financial condition, and results of operations.

We depend on key personnel and will need to attract and retain additional personnel.

Our success will depend in large part upon the key personnel we intend to hire.  At this time, the Company has only its Chief Executive Officer, William Cavanaugh, and its Interim Chief Financial Officer, Mark Steege, in place as part of its management team.  The Company intends to recruit other key members of the management team.  If we do not quickly and efficiently integrate these key personnel into our management and culture, our business could suffer. Our future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled executive, technical, managerial, sales and marketing and business development personnel. We intend to hire additional executive, technical, sales, and marketing, business development and administrative personnel during the next year. Competition for qualified personnel is intense. If we fail to successfully attract, assimilate and retain a sufficient number of qualified executive, technical, managerial, sales and marketing, business development and administrative personnel, our business could suffer. The loss of the services of these key employees could have an adverse effect on the Company. In addition, if one or more of these key employees resigns from the Company to join a competitor or to form a competing company, the loss of such employees and any resulting loss of existing or potential customers to such competitor could have a material adverse effect on our business, financial condition and results of operations. In the event of the loss of any such personnel, there can be no assurance that we would be able to prevent the unauthorized disclosure or use of our practices or procedures by such personnel. Although we intend to sign key employees to agreements containing confidentiality covenants, there can be no assurance that courts will enforce such covenants as written or that the agreements will deter conduct prohibited by such covenants.

Our organizational documents limit director liability.

The Company’s Articles of Incorporation and Bylaws provide for indemnification of directors to the full extent permitted by law, eliminate or limit the personal liability of directors to the Company and its shareholders of monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with the Merger. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our estimates of financial results are based on assumptions which may prove to be untrue.

Any financial projections provided to investors have been prepared using the Company’s best judgment, however, they are only estimates of the financial results that could be expected assuming certain assumptions prove to be true. The Company makes no representation and warranty with respect to the projections and investors should be aware that, due to any number of unforeseen factors, actual results are likely to differ from the projected results and such differences may well be material.

OnPoint may be subject to potential product liability and other claims and it may not have the insurance or other resources to cover the costs of any successful claims.

Defects in OnPoint’s products could subject it to potential product liability claims that its products caused some harm to the human body.  OnPoint’s product liability insurance may not be adequate to cover future claims.  Product liability insurance is expensive and, in the future, may not be available on terms that are acceptable to OnPoint, if it is available at all.  Plaintiffs may also advance other legal theories supporting their claims that OnPoint’s products or actions resulted in some harm.  A successful claim brought against OnPoint in excess of any insurance coverage that it has could significantly harm our business and financial condition.

Risks Related to Our Common Stock

We expect an illiquid market for our Common Stock.

The shares for VHS are currently subject to very limited trading.  We are unable to predict if a trading market will develop and be sustained following the completion of the Merger, but we expect any such market to involve limited liquidity for some period of time.

We expect the market price for our Common Stock to be volatile.

The price of our Common Stock is expected to be volatile and an investment in our Common Stock could decline in value.

The market price of our Common Stock, and the market prices for securities of software or medical imaging companies in general, are expected to be highly volatile. The following factors, in addition to other risk factors described in this Current Report, and the potentially low volume of trades in our Common Stock, may have a significant impact on the market price of our Common Stock, some of which are beyond our control:

•	announcements of technological innovations and discoveries by the Company or its competitors;
•	developments concerning any research and development, manufacturing, and marketing collaborations;
•	new products or services that the Company or its competitors offer;
•	actual or anticipated variations in operating results;
•	the initiation, conduct and/or outcome of intellectual property and/or litigation matters;
•	changes in financial estimates by securities analysts;
•	conditions or trends in software or other medical imaging industries;
•	regulatory developments in the United States and other countries;
•	changes in the economic performance and/or market valuations of other software or medical imaging companies;
•	the Company’s announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	global unrest, terrorist activities, and economic and other external factors; and
•	sales or other transactions involving the Company’s Common Stock.

The stock market in general has recently experienced relatively large price and volume fluctuations.  In particular, market prices of securities of software companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies.  Continued market fluctuations could result in extreme volatility in the price of the Common Stock, which could cause a decline in the value of the Common Stock.  Prospective investors should also be aware that price volatility may be worse if the trading volume of the Common Stock is low.

We do not expect to pay cash dividends in the foreseeable future.

No dividends have ever been paid by the Company and it is anticipated that any future profits received from operations will be retained for operations. We do not anticipate the payment of cash dividends on our capital stock in the foreseeable future, and any decision to pay dividends will depend upon our profitability at the time, cash available, and other factors. Therefore, no assurance can be given that there will ever be any such cash dividend or distribution in the future.

Because OnPoint is becoming a public company as a result of the Merger and not a public offering, the Company may not attract the attention of major brokerage firms and, as a public company, will incur substantial expenses.

As a result of the Merger, OnPoint will become a publicly-traded company and, accordingly, will be subject to the information and reporting requirements of the United States securities laws. The costs to public companies of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause the Company’s expenses to be higher than they would be if it were a privately-held company. Security analysts of major brokerage firms may not provide coverage of the Company. No assurance can be given that brokerage firms will undertake to make a market for the Company’s Common Stock in the future.

A significant number of the shares of Common Stock will be eligible for sale, and their sale could depress the market price of the Company’s stock.

The sale of a significant number of shares of the Common Stock in the public market following the Merger could harm the market price of the Common Stock. As additional shares of the Common Stock become gradually available for resale in the public market, the supply of the Common Stock will increase, which could decrease its market price. Some or all of the shares of Common Stock may be offered from time to time in the open market pursuant to Rule 144 (or pursuant to a registration statement, if one is effective), and these sales may have a depressive effect on the market for the shares of Common Stock. In general, a person who has held restricted shares for a period of one year from the effective date of the Merger may, upon filing of a notification on Form 144 with the SEC, sell into the market Common Stock.

The Common Stock will be considered “a penny stock” and may be difficult to sell.

The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market or exercise price of less than $5 per share, subject to specific exemptions. Initially, the market price of the Common Stock is likely to be less than $5 per share and therefore may be designated a “penny stock” under SEC rules. This designation requires any broker or dealer selling the Common Stock to disclose certain information about the transaction, obtain a written agreement from the investor and determine that the investment in Common Stock by the investor is a reasonably suitable investment for such investor. These rules may restrict the ability of brokers or dealers to sell the Common Stock and, as a result, may affect the ability of investors to sell their shares. In addition, unless and until the Common Stock is listed for trading on the American Stock Exchange or NASDAQ Capital Market or similar market, investors may find it difficult to obtain accurate quotations of the price of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price. Resale restrictions on transferring “penny stocks” are sometimes imposed by some states, which may make transactions in our stock more difficult and may reduce the value of your investment.

Substantial future issuances of the Common Stock could depress our stock price.

The market price for the Common Stock could decline, perhaps significantly, as a result of issuances of a large number of shares of our Common Stock in the public market or even the perception that such issuances could occur.  Sales of a substantial number of these shares of our Common Stock, or the perception that holders of a large number of shares intend to sell their shares, could depress the market price of our Common Stock.

You will experience additional dilution upon the conversion of the convertible notes or the exercise of warrants or options.

As of April 15, 2011, we have 2,073,077 shares of Common Stock issuable upon conversion of the Company’s convertible promissory notes (at an assumed conversion price of $0.65 per share), 289,308 shares of Common Stock issuable upon exercise of outstanding warrants and 750,000 shares of Common Stock issuable upon exercise of outstanding options.  In addition, the Company will be entitled to reserve a pool of stock options representing approximately 20% of the shares of the Company’s Common Stock for the Employee Stock Option Pool, pursuant to the Company’s 2011 Omnibus Incentive Compensation Plan. The Employee Stock Option Pool will automatically increase each year such that the total number of shares available for issuance under the 2011 Omnibus Incentive Compensation Plan is equal to 20% of the fully-diluted shares as of the date of such increase.

If the holders of those convertible notes, warrants, or options convert or exercise their rights, you may experience dilution in the net tangible book value of your Common Stock.

Directors and officers of the Company, as well as certain stockholders, will have a high concentration of Common Stock ownership.

Based on the aggregate number of shares of Common Stock that are estimated to be outstanding as of the closing of the Merger, our officers and directors will beneficially own approximately 23.41% of our outstanding Common Stock (assuming none of our existing convertible bridge notes are converted).  In addition, certain of existing stockholders will beneficially own more than 10% of our Common Stock following the Merger.  Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing any potential change in control of the Company.  Additionally, as a result of their high level of ownership, our officers, directors and such stockholders might be able to strongly influence the actions of the Company’s board of directors, and the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the voting and other rights of our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Following the Merger, the business of our wholly-owned subsidiary, OnPoint, constitutes all of our operations.  This discussion and analysis should be read in conjunction with the financial statements and notes, and other financial information included in this report.  With respect to this discussion, the terms “OnPoint,” the “Company,” “we,” “us,” and “our” refer to OnPoint Medical Diagnostics, Inc.

Overview

OnPoint is a development stage company founded to commercialize Magnetic Resonance Imaging (“MRI”) quality assurance testing software and technologies developed by Mayo Clinic.

Since our inception in February 2009, we have incurred losses and negative cash flows from operations, and such losses have continued subsequent to December 31, 2010.  As of December 31, 2010, we had an accumulated deficit of $2,251,166 and anticipate incurring additional losses for at least the next several years.  We expect to spend significant resources over the next several years to enhance our technologies and to fund research and development of our products.  Through December 31, 2010, we have not generated any revenue as we have devoted substantially all of our efforts to the development and commercialization of software technology.  In order to achieve profitability, we must continue to develop software products and technologies that can be commercialized by us or through existing and future collaborations.  We intend to implement our technology at luminaries and show sites in the coming months.

Revenue

To date,  we haven’t generated any revenue.  In 2009, 320,000 shares of our common stock was sold at $1.00 per share and in 2010, we issued $822,500 of convertible promissory notes.  In 2011, through April 15, 2011 we issued an additional $525,000 of convertible promissory notes.  These notes bear interest at 10% per annum and are convertible into our common stock.  The holder can convert all or a portion of the principal and accrued interest under the notes into common shares at any time prior to repayment in full.  For amounts not previously converted, principal will be satisfied in four equal installments commencing on September 30, 2011 and thereafter on February 29, 2012, July 31, 2012 and December 31, 2012.  Accrued interest is payable on December 31, 2011 and on each of the principal satisfaction dates thereafter.  The conversion price is the lesser of $0.65 per share or 65% of the volume weighted average of the common stock for the twenty trading dates preceding a conversion; provided, however, the conversion price shall not be less than $0.25 per share.  We estimated the fair value of our common stock to be $0.65 during this offering period and therefore, determined there was no beneficial conversion feature to record.

Software Research and Development

Our software research and development expense consist primarily of consultant costs relating to software engineers, programmers, and  research related to the software.

General and Administrative

Our general and administrative expenses consist primarily of salary to our Chief Executive Officer and related benefit expenses for business development, financial, legal and other administrative functions.   In addition, we incur external costs for professional fees for legal, patent and accounting services.  We expect that our general and administrative expenses, both internal and external, will increase as we are now a public company.

Results of Operations

Year ended December 31, 2010 compared to period from inception (February 1, 2009) to December 31, 2009

Research and Development Expenses.  Our development expenses were $69,815 for the year ended December 31, 2010 compared to $28,650 for the period from inception (February 1, 2009) to  December 31, 2009.  The Company has been in the early stages of its software development during both periods depending on available funding levels.  Additional consultants, programmers and software engineers were utilized towards the end of 2010 as funding became available.

General and Administrative Expenses. Our general and administrative expenses were $1,109,080 for the year ended December 31, 2010 compared to $1,030,118 for the period from inception (February 1, 2009) to  December 31, 2009.  The increase of $78,962 was primarily related to increased management and personnel expenses due to a new management hire and increased investments in business development required to support our research and development efforts. Organizational costs, accounting  and legal costs were significantly greater as we ramped up the Company.  We anticipate that general and administrative expenses will increase as we begin to incur costs relating to our operations as a public company.

Interest Expense.  Interest expense increased to $13,690 for the year ended December 31, 2010 from $0 for the period from inception (February 1, 2009) to December 31, 2009, due to new debt being incurred late 2010.  In 2010, we entered into convertible debt financing with certain investors which provided for $822,500 in funding.  The interest expense is related to accrued interest on this convertible debt financing.  The Company didn’t have any interest bearing debt during 2009.

Income Tax Benefit. The income tax provision is zero for both the year ended December 31, 2010 and for the period from inception (February 1, 2009) to December 31, 2009, as the generated net operating losses may not be realized in future periods, therefore, a full valuation allowance has been recorded against the Company’s deferred tax assets.

Liquidity and Capital Resources

At December 31, 2010, we had cash and cash equivalents of $330,803 and  net working capital of $57,106.  Since inception, we have used $625,183 of cash to fund our operating activities and $9,509 for capital expenditures.   We have funded substantially all of our operations and capital expenditures through private placements of equity and convertible debt totaling approximately $1,142,500 of gross proceeds.  From January 1, 2011 to April 15, 2011, we have received an additional $525,000 in gross proceeds from the issuance of convertible debt.

We expect that substantially all of our revenue for the foreseeable future will come from corporate collaborations, license agreements and the sale of securities.  We are subject to those risks associated with any software company.  There can be no assurance that our development projects will be successful, or that any product will be commercially viable.  In addition, we operate in an environment of rapid technological change and we are largely dependent on the services of our employee and consultants.  For us to fund our operations and to commercialize our products, additional equity and/or debt financing will be required.  There is no assurance that such financing will be available to us as needed.

Summary of Contractual Obligations

The following table summarizes our obligations to make future payments under our current contractual obligations as of December 31, 2010:

	Payments Due by Period
	Total	1 year	2-3 years	4-5 years	After 5 years
Convertible notes payable	$822,500	$205,625	$616,875	$0	$0
Estimated interest payments (1)	113,094	77,110	35,984
License payments (2)	550,000	50,000	200,000	200,000	100,000	(3)

	$1,485,594	$332,735	$852,859	$200,000	$100,000

(1)           Estimated interest payments represent an amount calculated for expected interest payments due under our convertible debt agreements at December 31, 2010.  Assumptions used to calculate these amounts were based upon current interest rates, required minimum principal payments and maturity of our debt per our contractual agreements.

(2)           These payments represent the minimum royalty payments required under our license agreement.  Additional payments could be due depending on future sales levels (5% of annual gross sales).

(3)           $100,000 per year after year 5.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amount of revenue and expenses during the reporting period. On an ongoing basis, we evaluate our judgments and  estimates, including those related to revenue recognition, long-lived assets, accrued liabilities, stock-based compensation and income taxes. We base our judgment and estimates on historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in more detail in Note 2 to our financial statements, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost.  Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets.  Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.  As items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operating income.
The estimated useful lives for computing depreciation are as follows:

Years
Computer Software	3
Computer Hardware	5

Intangible Assets

Intangible assets are stated at cost and are comprised of a software technology license agreement with Mayo Foundation for Medical Education and Research, a minority stockholder, and deferred debt financing costs incurred in connection with the Company’s issuance of convertible debt.  Amortization for the license is provided on the straight-line method over the estimated useful life of the license of 3 years. Amortization for the deferred debt financing costs is provided on the effective-interest method over the term of the related debt.

Long-Lived Assets

The recoverability of property and equipment and other long-lived assets is assessed periodically or whenever adverse events or changes in circumstances or business climate indicate that the expected cash flows previously anticipated warrant a reassessment.  When such reassessments indicate the potential of impairment, all business factors are considered and, if the carrying value of such assets is not likely to be recovered from future undiscounted operating cash flows, they will be written down for financial reporting purposes to their fair values.  These assessments are done at least annually.

Research and Development

Research and development expenditures are expensed as incurred.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing the net income (loss) for the period by the weighted-average number of common shares outstanding during the period.  Diluted net income (loss) per share is calculated by dividing net income (loss) for the period by the weighted-average number of common shares outstanding during the period, increased by potentially dilutive common shares ("dilutive securities") that were outstanding during the period.  Dilutive securities include stock options and warrants granted and convertible debt.

Stock-Based Compensation

The Company recognizes expense for its stock-based compensation based on the fair value of the awards granted.  The fair value of stock options is estimated at the date of grant using the Black-Scholes-Merton option valuation model. The Company makes assumptions about complex and subjective variables and the related tax impact.  These variables include, but are not limited to, the Company's stock price volatility and stock option exercise behaviors. For volatility, the Company is currently using comparable public companies. The Company recognizes the compensation cost for stock-based awards on a straight-line basis over the requisite service period for the entire award.

Income Taxes

The Company accounts for income taxes using the asset and liability approach which requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes using enacted tax rates in effect for the years in which the differences are expected to reverse.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

In January 2010, the FASB issued Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements.  This guidance is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010.  The adoption of this guidance did not have an impact on our financial statements.

Off-Balance Sheet Arrangments

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results of operations, liquidity or capital resources.

PROPERTIES

As of April 15, 2011, we lease an office in Minneapolis, Minnesota, pursuant to a month-to-month lease agreement. We believe that our current facilities are adequate for our needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock immediately before and after the closing of the transactions contemplated by the Merger Agreement by:

•	each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding securities;

•	each current director of the Company;

•	each of the named executive officers of the Company listed below in the table under the caption “Executive Compensation”; and

•	all current directors and executive officers as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of OnPoint Medical Diagnostics, Inc., 7760 France Avenue South, 11th Floor, Minneapolis, MN 55435.

	Before Closing of the Merger Agreement		After Closing of the Merger Agreement
Name and Address of Beneficial Holder	Number of Shares Beneficially Owned(1)	Common Stock (%) (2)	Number of Shares Beneficially Owned(1)	Common Stock (%)(3)
Directors and Executive Officers
Stephen M. Watters(4)(5)	116,843	43.09%	388,032	4.72%
Jugal K. Taneja(4)(6)	85,351	31.47%	85,351	1.04%
Alfred Lehmkuhl(4)(7)	9,527	3.51%	9,527	*

William T. Cavanaugh(4)(8)	-	-	950,000	11.34%
Mark Steege(4)	-	-	20,000	*
Gus Chafoulias(4)(9)	-	-	890,000	10.78%
George Danko(4)(10)	-	-	50,000	*
Blake Whitney(4)(11)	-	-	30,000	*
Dr. Richard Lindstrom (4)(12)	-	-	718,881	8.71%
Tom Tomlinson(4)(13)	-	-	30,000	*
All directors and officers as a group (10 persons)	211,721	78.07%	3,171,791	37.19%
5% Stockholders
Brian T. Nugent(14)	33,091	12.20%	33,091	*
Mayo Foundation for Medical Education and Research	-	-	1,111,000	13.50%
Dr. Chris Brown	-	-	486,363	5.91%
Greg D. Gentling	-	-	489,973	5.96%
Alfred P. Scalzo(15)	19	*	542,397	6.59%

*Less than 1%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Company’s stock.

(2)
Based on 271,189 shares of Common Stock issued and outstanding immediately prior to the Closing of the Merger.  The number of shares reflects the adjustment pursuant to a 1-for-164 reverse stock split that was effectuated on March 31, 2011.  There are no shares of preferred stock issued and outstanding.

(3)	Based on 8,227,869 shares of Common Stock issued and outstanding following the completion of the Merger.

(4)
Mr. Stephen M. Watters, Mr. Jugal K. Taneja and Mr. Alfred Lehmkuhl have submitted letters of resignation from the Company’s Board of Directors, which will become effective on the Effective Date.  Effective on the Closing Date, Mr. William T. Cavanaugh has been appointed Chief Executive Officer, President and Director, Mr. Mark Steege has been appointed Interim Chief Financial Officer, and Mr. Gus Chafoulias, Mr. George Danko, Mr. Blake Whitney, Dr. Richard Lindstrom and Mr. Tom Tomlinson have been appointed as Directors.

(5)
Of the shares beneficially owned by Mr. Watters, 11,670 shares are owned by SMW Capital Group Limited Partnership, a company owned and controlled by Mr. Watters. Also includes 1,392 shares are owned by Kristen Watters, Mr. Watters’ wife. Mr. Watters disclaims beneficial ownership of the shares registered in the name of his wife.  Following the Merger, 271,189 shares of VHS will be issued to Mr. Watters as a result of conversion of outstanding debt held by Mr. Watters into shares of Common Stock of the Company.

(6)
Of the shares beneficially owned by Mr. Taneja, 2,750 shares are owned by Manju Taneja, Mr. Taneja’s wife. 5,119 shares are owned by Carnegie Capital LLC, a company owned and controlled by Mr. Taneja, and 1,965 shares are owned by Bryan Capital Limited Partnership, a company wholly-owned by Dynamic Health Products, Inc., a public company which is controlled by Mr. Taneja. Mr. Taneja disclaims beneficial ownership of the shares registered in the name of his wife.

(7)	Of the shares beneficially owned by Mr. Lehmkuhl, 232 shares are held by Mr. Lehmkuhl as custodian for each of Joseph J. Zam, Jr. and Katelyn C. Zam, Mr. Lehmkuhl’s grandchildren.

(8)	Includes 800,000 shares of common stock and 150,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date.

(9)	Includes 860,000 shares of common stock and 30,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date.

(10)	Includes 20,000 shares of common stock and 30,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date.

(11)	Includes 30,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date.

(12)
Includes 73,496 shares of common stock held by Lindstrom Family Limited Partnership #2, 30,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date, and 615,385 shares issuable upon conversion of the 10% Notes held by Dr. Lindstrom (at an assumed conversion price of $0.65 per share).

(13)	Includes 30,000 shares issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days after the Record Date.

(14)	Of the shares beneficially owned by Mr. Nugent, 581 shares are owned by Julie Nugent, Mr. Nugent’s wife. Mr. Nugent disclaims beneficial ownership of the shares registered in the name of his wife.

(15)
Includes 19 shares issuable pursuant to presently exercisable warrants and 542,378 shares of VHS that will be issued and outstanding following completion of the Merger as a result of conversion of outstanding debt held by Mr. Scalzo into shares of Common Stock of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

Prior to the consummation of the Merger Agreement, the Board of Directors consisted of Stephen M. Watters, Jugal K. Taneja and Alfred Lehmkuhl, who were elected to serve until their successors were duly elected and qualified or until the next annual meeting of the Company’s stockholders.  Pursuant to the Merger and as of April 15, 2011, William T. Cavanaugh, Gus Chafoulias, Blake Whitney, George Danko, Dr. Richard Lindstrom and Tom Tomlinson were appointed as the directors of the Company.  Each of Mr. Watters, Mr. Taneja and Mr. Lehmkuhl has submitted a letter of resignation from the Company’s Board of Directors which will become effective upon the tenth day following the mailing of an Information Statement on Schedule 14f-1 to our stockholders.  We filed Schedule 14f-1 with the SEC on April 12, 2011.

On the Closing Date, all officers of the Company resigned effective immediately.  Upon the resignations of the officers of Company, the officers of OnPoint in office immediately prior to the Closing Date were appointed as officers of the Company and will serve as the officers of VHS until their successors are duly elected or appointed and qualified.  In addition, on the Closing Date, Mr. Watters, Mr. Taneja and Mr. Lehmkuhl, as the directors of VHS, appointed Mr. William T. Cavanaugh as the Chief Executive Officer of the Company and Mr. Mark Steege as the Interim Chief Financial Officer, Treasurer and Secretary of the Company effective on April 15, 2011.

The names of the current officers and directors of the Company and the incoming directors, as well as certain information about them are set forth below:

Name	Age	Director Since	Position

Current Directors and Officers:

Stephen M. Watters	44	2006	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director(1)

Jugal K. Taneja	67	2000	Director(1)

Alfred Lehmkuhl	79	2002	Director(1)

Incoming Directors and Officers:

William T. Cavanaugh	47	2010	President, Chief Executive Officer and Director(2)

Gus Chafoulias	75	2009	Director(2)

George Danko	60	2010	Director(2)

Blake Whitney	64	2010	Director(2)

Dr. Richard Lindstrom	63	2010	Director(2)

Tom Tomlinson	48	2010	Director(2)

Mark Steege	50	2010	Interim Chief Financial Officer

(1)	Current director until the Effective Date.

(2)	Incoming director, effective on the Closing Date.

Except for Mr. Watters, Mr. Taneja and Mr. Lehmkuhl who have tendered their resignations, which will become effective on the tenth day following the mailing to our stockholders of an Information Statement complying with Rule 14f-1 of the Exchange Act, there are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Current Directors and Officers of the Company

Stephen M. Watters.  Prior to working with us, Mr. Watters was the Co-founder, Chief Executive Officer and President, of DrugMax, Inc., from September 1998 until August 2000. DrugMax, was a wholesaler and retailer of pharmaceuticals, over-the counter drugs, health and beauty care products and private label dietary supplements. DrugMax was subsequently renamed FamilyMed and is no longer in business. From September through November 1998, Mr. Watters served as Vice President of Finance of Dynamic Health Products, Inc., a publicly-held nutraceutical products company. Prior to that, he worked in the investment banking and brokerage businesses from April 1992 to September 1998. He received his Executive Masters of Business Administration degree from Case Western Reserve University in 1997.

Jugal K. Taneja.  Jugal K. Taneja had served as a director of the Company since its inception and as a consultant to the Company since March 2000. In addition to his service to the Company, Mr. Taneja operates several other companies. He served as Co-Chairman of the Board of DrugMax, Inc., and from October 2000 to November 2004 served as DrugMax’s Chief Executive Officer. He previously served as DrugMax’s Chief Executive Officer from its inception in October 1993 through April 1995, and again from January 1996 until August 1999. Further, he served at various times over the years as DrugMax’s President and Secretary. DrugMax was a wholesaler and retailer of pharmaceuticals, over-the counter drugs, health and beauty care products and private label dietary supplements. DrugMax was subsequently named FamilyMed and is no longer in business. Mr. Taneja also serves as Chairman and a director of Geopharma, Inc., a publicly-held pharmaceutical and nutraceutical products company. Mr. Taneja holds degrees in Petroleum Engineering, Mechanical Engineering, and a Masters in Business Administration from Rutgers University.

Alfred Lehmkuhl.  Alfred F. Lehmkuhl has been a Director since May 2002. Since June 1988, he has been Chief Executive Officer of Seven Limers, Inc., an agricultural equipment and supply company, and KAS Trucking, Inc., a regulated common carrier trucking company. He served as President and Chief Executive Officer of Horn’s Crop Service, Inc., an agricultural supply company from September 1984 to December 1993. Mr. Lehmkuhl holds a Bachelor of Science degree in Animal Nutrition from The Ohio State University.

Incoming Directors and Officers of the Company

William T. Cavanaugh.  William Cavanaugh joined OnPoint in February 2010 as its President.  In September 2010, Mr. Cavanaugh assumed the role of President and Chief Executive Officer and was granted a seat on the Board.   Between November 2007 and January 2010, Mr. Cavanaugh was the director of global sales operations and professional services for Vital Images, a publicly held provider of advanced visualization and analysis software for medical imaging.  From September 2005 to November 2007, he was a director of development and operations at UnitedHealth Group.  Prior to UnitedHealth Group, Mr. Cavanaugh was CEO of Solonis, which he founded and grew as a software and professional services business from an initial capital investment of $300 to over $12 million in revenues, delivering 11 consecutive years of profitability and growth.  Among the experiences, qualifications, attributes and skills that Mr. Cavanaugh brings to the Board are his leadership capabilities in growing a development stage company, a solid medical imaging background, and a passion for delivering innovative solutions to the health care industry.  Mr. Cavanaugh has a computer science degree from the University of St. Thomas and MBA from the Kellogg School of Management at Northwestern University.

Gus A. Chafoulias.  Mr. Chafoulias has served on the board of OnPoint since February 2009.  Mr. Chafoulias is also chairman of the board of Titan Development and Investments, a company he founded in 1977 consisting of retail liquor, hotels, real estate, office building and various other investments.  He has successfully developed more than 3 million square feet of apartments and commercial real estate during more than 40 years in the business development business.  Mr. Chafoulias is also a United Way Alexis de Tocqueville Society member, Leadership 100 board member, and Blue Cross Blue Shield Champions of Health award winner. He currently serves as Chairman on the following private company’s boards: Kardia Health Systems, Inc., GMS of Rochester, Inc., TriPrima, LLC, Andy’s Liquor, Inc., and NISCO, Inc.  He was formerly on the board of Southwest Casino Corp, a once public company.  Among the experiences, qualifications, attributes and skills that Mr. Chafoulias brings to the Board are his extensive leadership capabilities and a wide variety of business experience with a track record of building successful companies.

George Danko.  Mr. Danko has served on the board of OnPoint since December 2010.  He began as and remains President of Kardia Health Systems in January 2008 and was concurrently Executive Vice President of Healthcare IP Partners, LLC until November 2010. He was interim CEO of Jump Technologies from August until December 2008. Between June 2004 and August 2008, he was Chairman and CEO of SpringWorks, LLC.  Prior to June 2004, Mr. Danko was Sr. President at Best Buy, Inc.  Mr. Danko currently serves on the boards of the following private companies: Kardia Health Systems, Inc, Reshare Commerce, LLC and UpdateLogic, LLC. Within the past five years, he was also on the boards of SpringWorks, LLC, Infinite Power Solutions, Inc., Symmorphix, Inc., Yes Video, Inc., wideBlue, Ltd., SoniqCast, Inc., Fidelica Microsystems, Inc.  Mr. Danko has been leading and developing early stage high technology businesses for 10 years and has been instrumental in securing capital and talent, developing products and channels to market as well as building the processes to position these business for rapid growth and success. Mr. Danko received a Bachelor Science degree in Electrical Engineering from Drexel University and completed advanced studies at the business colleges of Northeastern and Northwestern Universities.

Blake Whitney.  Mr. Blake Whitney has served on the board of OnPoint since December 2010.  Since 2006, Mr. Whitney has acted as the President, CEO and Chairman of BW Advisors, Inc., a privately held firm providing specialized healthcare advisory services. Prior to 2006, Mr. Whitney was the President, CEO and Chairman of MDdatacor, Inc., a privately held health data informatics company.  Mr. Whitney currently serves as a director on the following boards:  Neurostar Inc., Gateway Medical Management Systems, Inc., and ERLink.  Within the past five years, Mr. Whitney also served on the boards of the following companies: SendItCertified, dba Privacy Data Systems, and MDdatacor, all of which are privately held firms in the medical technology business.  Mr. Whitney has spent his career in healthcare where his experience has spanned medical devices, outsourced diagnostic services, medical product distribution, IT enabled services, web-centric health data management, professional and consumer medical web site, and advisory services to a range healthcare companies from pre-revenue start-ups to global leaders.  Notably, he was on the founding management team and first president of WebMD.  Mr. Whitney has a Bachelor of Science from the University of Iowa.

Richard L. Lindstrom MD.  Richard L. Lindstrom MD has served on the board of OnPoint since December 2010. Dr. Lindstrom is founder and attending surgeon at Minnesota Eye Consultants, a 21 year old Ophthalmology practice. He is Chairman of the Board and CEO of Lindstrom Restoration/Environmental, a 66 year old family owned construction company focused on insurance restoration.  He currently serves on the board of one other public company, Tearlab. He also serves on the board of several private companies including TLCVision, Refractec, Acufocus, WaveTec, Encore, RevitalVision, and Improve Your Vision.  Dr. Lindstrom is also active on several not for profit boards including the Minnesota Medical Foundation, Inner City Tennis, the American Society of Refractive Surgery and it’s Foundation, the International Society of Refractive Surgery of the American Academy of Ophthalmology, and the Eye Bank Association of America. Dr. Lindstrom invests widely in startup companies and many, including Intralase, eyeonics and LenSx, have been successfully divested.   He consults for industry widely in Ophthalmology and for select Venture Capital companies.

Percy C. (Tom) Tomlinson.  Mr. Tomlinson has served on the board of OnPoint since December 2010.  Mr. Tomlinson currently services as President and COO of Center for Diagnostic Imaging, Inc., or CDI.  After joining CDI in 2002, he held several executive level positions, including CFO and COO. He is currently responsible for the organization’s information technology, marketing, sales and clinical operations functions, which includes 59 medical imaging centers in ten states. Prior to joining CDI in 2002, Mr. Tomlinson was Executive VP and CFO of Department 56, a publicly traded wholesale and retail consumer products company. From 1995 through 1999 Mr. Tomlinson held several executive roles within Apogee Enterprises including; President of Harmon Solutions Group, CFO for the Automotive Group, and Corporate Treasurer. Apogee is a publicly traded company. Throughout his career Mr. Tomlinson has also held a number of finance and business development positions in investment banking and the airline industry.   Mr. Tomlinson is also an active investor with ownership interests in a number of finance, real estate, and industrial companies. He is also actively involved in the community having served on the boards of Special Olympics Minnesota and Inner City Christian Ministries.  He holds an M.B.A. from Columbia University and a B.A. from the University of St. Thomas.

Mark Steege.  Mr. Steege joined OnPoint in November 2010 as its Interim Chief Financial Officer.  Mr. Steege is also chief financial officer of Titan Ventures, a company that consists of the management arm for retail liquor stores, hotels, commercial real estate, and housing as well as other various investments.  He has been employed with Titan since 1993 and chief financial officer since 1995.  He has been responsible for financing and maintaining lender relationships having financed in excess of $100,000,000, is responsible for budgeting and tracking of development projects.  Mr. Steege is also involved in leasing and economic review of leases.  He is currently chairperson of the Rochester Downtown Alliance and he is on the board of the Rochester Area Family YMCA.  He is a member of the Minnesota Society of CPA’s and the American Institute of CPA’s.  He received his Bachelor of Arts Degree from Luther College and is a Certified Real Estate Broker.

Qualifications for Proposed Directors

In its assessment of each potential candidate, the Board considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Board determines are pertinent in light of the current needs of the Board. The Board also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board requires that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate respect for and an ability and willingness to learn corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to ethical business practices. In addition to the qualifications required of all Directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of professional and academic experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company is a U.S. public company that, following the Merger, will be primarily formed to commercialize Magnetic Resonance Imaging quality assurance software technologies. Therefore, the Board believes that a diversity of professional experiences in this software industry, specific knowledge of marketing medical imaging technologies, and knowledge of building start-up companies and of U.S. accounting and financial reporting standards should be represented on the Board.

Set forth below is a tabular disclosure summarizing some of the specific qualifications, attributes, skills and experiences of our directors.

Director	Title	Material Qualifications
William T. Cavanaugh	Chief Executive Officer and Director	• Experience building a profitable business from start-up • High level of financial literacy • Software and medical imaging experience • Experience managing and leading diverse teams
Gus Chafoulias	Chairman and Director	• Extensive business development experience working with major medical institutions • Experience building medical technology companies • Track record of building successful businesses
Blake Whitney	Director
•  Experience securing capital and executing exit strategies in the healthcare marketplace
•  Selling and marketing products to the healthcare industry
•  Extensive business development experience
•  Relevant President/CEO Experience

Dr. Richard Lindstrom	Director
•  Experience investing in and providing guidance to CEO’s of start-up companies
•  Experience as Chairman and CEO of companies with over $20 million in revenues
•  Extensive board of director experience with public companies
•  High level of financial literacy

Tom Tomlinson	Director
•  Performed as Chief Financial Officer of a publicly traded company
•  Extensive operational and leadership experience leading a medical imaging company
•  High level of financial literacy
•  Business development experience

George Danko	Director
•  Extensive business development experience
•  Experience managing large sales organizations and operating medical technology companies
•  Experience leading and developing early stage technology businesses
•  Extensive business operations experience

Director Independence

Mr. Alfred Lehmkuhl is the only independent director of the Company.  Mr. Watters is not independent because he is also an officer of the Company.  Mr. Taneja is not independent because he is also a stockholder of Vitality Systems, Inc., or Vitality.  Vitality is owned by Mr. Watters, Mr. Brian Nugent, a former director  and officer of the Company, and Mr. Taneja, a current director of the Company.  The determination of independence of directors has been made using the definition of “independent director” contained under Rule 5605(a)(2) of the Rules of NASDAQ stock market.

EXECUTIVE COMPENSATION

Executive Officers and Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to Mr. Stephen Watters, the Company’s former Chief Executive Officer, President, Chief Financial Officer and Secretary, Mr. William T. Cavanaugh, the Company’s current Chief Executive Officer, and Mr. Mark Steege, the Company’s current Interim Chief Financial Officer, for services rendered in all capacities during the noted periods.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)

Stephen M. Watters, Chief Executive Officer, President, Chief Financial Officer and Secretary(3)	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2009	-0-	-0-	-0-	-0-	-0-	-0-	12,000	12,000

William T. Cavanaugh, Chief Executive Officer and President(4)	2010	222,000(5)	-0-	800	-0-	-0-	-0-	-0-	222,800
	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Mark Steege, Interim Chief Financial Officer(6)	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Represents the grant date fair value of the related stock or option award in accordance with FASB ASC Topic 718.

(2)
In accordance with the current rules of the SEC, other compensation in the form of perquisites and other personal benefits, securities or property have been omitted in those instances where such perquisites and other personal benefits, securities or property constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the fiscal year.

(3)	Mr. Stephen M. Watters resigned from all offices he held with the Company on the Closing Date.

(4)
On the Closing Date, in connection with the Merger Agreement, Mr. Cavanaugh became the Chief Executive Officer and President of the Company.  Prior to the Closing Date, Mr. Cavanaugh served at OnPoint as Chief Executive Officer and President.  The compensation shown in this table includes the amount Mr. Cavanaugh received from OnPoint prior to the consummation of the Merger Agreement.

(5)	Mr. Cavanaugh joined OnPoint in February 2010. OnPoint has agreed to pay Mr. Cavanaugh an annual salary of $240,000 per year.

(6)
On the Closing Date, in connection with the Merger Agreement, Mr. Steege became the Interim Chief Financial Officer of the Company.  Prior to the Closing Date, Mr. Steege joined OnPoint in November 2010 and agreed to act as Interim Chief Financial Officer, without compensation from OnPoint, until such time as the Board appoints a new Chief Financial Officer.  The Board may determine to grant Mr. Steege equity or monetary compensation in the future.  OnPoint intends to recruit a Chief Financial Officer following the completion of the Merger.

Long-Term Incentive Plan

There are no arrangements or plans in which the Company provides pension, retirement or similar benefits for directors or executive officers.  The Company does not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Compensation of Directors

During the year ended December 31, 2010, the Company did not pay any director fees for each meeting attended by such director. Directors who are also employees receive no compensation for serving on the Board. The Company’s non-employee directors receive options to purchase shares of common stock at the market price on the date they are granted, reimbursement of expenses incurred consequential to their service and may receive additional options at the discretion of the Board. There was no compensation paid to our non-employee directors during the year ended December 31, 2010.

In 2011, the non-employee directors of the Company’s subsidiary OnPoint received options to purchase up to 30,000 shares of common stock from OnPoint for their service on OnPoint’s Board of Directors for the fiscal year ending December 31, 2011.

The Company is reviewing its compensation policies for non-employee directors and anticipates that it may adjust the compensation paid to its non-employee directors in the near future.

Bonuses and Deferred Compensation

Except for the compensation and Plan disclosed herein regarding OnPoint prior to the Merger, the Company does not have any bonus, deferred compensation or retirement plan.

Equity Compensation Plan

Prior to the close of the Merger, the Company did not have any securities authorized for issuance under any equity compensation plans.  Prior to the Merger, OnPoint maintained the 2011 Stock Plan providing for the issuance of up to 1,600,000 shares of its common stock and had issued under such Plan options exercisable into 750,000 shares of its common stock.  Outstanding grants under the 2011 Stock Plan will continue in effect in accordance with their terms as in effect before April 15, 2011 (subject to such amendments as the Committee (as defined below) determines, consistent with the 2011 Stock Plan, as applicable).  Upon the close of the Merger, the Company adopted and assumed OnPoint’s 2011 Stock Plan.

The purpose of our 2011 Stock Plan is to attract and retain employees, non-employee directors and consultants and advisors. Our 2011 Stock Plan provides for the issuance of incentive stock options, nonqualified stock options, stock awards, stock units, performance units, SARs and other stock-based awards. Our 2011 Stock Plan also provides for the issuance of annual bonus awards, intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, to selected executive employees. Our 2011 Stock Plan is intended to provide an incentive to participants to contribute to our economic success by aligning the economic interests of participants with those of our stockholders.

Administration. Our 2011 Stock Plan may be administered by our Board of Directors or by a committee appointed by our Board of Directors, which we refer to as the Committee.  The Committee will determine all of the terms and conditions applicable to grants under our 2011 Stock Plan. The Committee will also determine who will receive grants under our 2011 Stock Plan and the number of shares of common stock that will be subject to grants, except that grants to members of the Committee must be authorized by a disinterested majority of our Board of Directors.  To the extent that our Board of Directors administers the 2011 Stock Plan, references to the “Committee” herein refer to our Board of Directors.

Awards. Our 2011 Stock Plan authorizes the issuance or transfer of up to 1,600,000 shares of common stock. During the term of our 2011 Stock Plan, the share reserve will automatically increase on the first trading day in January each calendar year, beginning in calendar year 2011, by an amount equal to the lesser of 20% of the total number of outstanding shares of common stock on the last trading day in December in the prior calendar year or 1,000,000 shares.

In addition, if any shares of our common stock are surrendered in payment of the exercise price of an option or stock appreciation right, the number of shares available for issuance under our 2011 Stock Plan will be reduced only by the net number of shares actually issued upon exercise and not by the total number of shares under which such option or stock appreciation right is exercised. If shares of our common stock otherwise issuable under our 2011 Stock Plan are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any grant or the issuance of our common stock, then the number of shares of our common stock available for issuance under our 2011 Stock Plan shall be reduced by the net number of shares issued, vested or exercised under such grant. If any grants are paid in cash, and not in shares of our common stock, any shares of our common stock subject to such grants will also be available for future grants.

Our 2011 Stock Plan also contains annual limits of shares for all individual grants measured in 500,000 shares of common stock and $1,000,000, for all grants measured in cash dollars. Both limits are subject to adjustment as described in our 2011 Stock Plan.

Adjustments.  In connection with stock splits, stock dividends, recapitalizations and certain other events affecting common stock, the Committee will make adjustments as it deems appropriate in the maximum number of shares of common stock reserved for issuance as grants, the maximum number of shares of common stock that any individual participating in our 2011 Stock Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under our 2011 Stock Plan, and the price per share or market value of any outstanding grants.

Eligibility.  All of our employees are eligible to receive grants under our 2011 Stock Plan. In addition, our non-employee directors and consultants and advisors who perform services for us may receive grants under our 2011 Stock Plan.

Vesting.  The Committee determines the vesting of awards granted under our 2011 Stock Plan.

Options. Under our 2011 Stock Plan, the Committee will determine the exercise price of the options granted and may grant options to purchase shares of common stock in such amounts as it determines. The Committee may grant options that are intended to qualify as incentive stock options under Section 422 of the Code, or nonqualified stock options, which are not intended to so qualify. Incentive stock options may only be granted to employees. Anyone eligible to participate in our 2011 Stock Plan may receive a grant of nonqualified stock options. The exercise price of a stock option granted under our 2011 Stock Plan cannot be less than the fair market value of a share of our common stock on the date the option is granted. If an incentive stock option is granted to a 10% stockholder, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date the option is granted. The exercise price for any option is generally payable in cash; in certain circumstances as permitted by the Committee, by the surrender of shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price; by payment through a broker in accordance with procedures established by the Federal Reserve Board; by surrender of the vested portion of the option to us for an appreciation distribution payable in shares of our common stock with a fair market value at the time of the option surrender equal to the dollar amount by which the then fair market value of the shares of our common stock subject to the surrendered portion exceeds the aggregate exercise price. The term of an option cannot exceed ten years from the date of grant, except that if an incentive stock option is granted to a 10% stockholder, the term cannot exceed five years from the date of grant.

Except as provided in the grant instrument or as otherwise determined by the Committee, an option may only be exercised while a grantee is employed by or providing service to us or during an applicable period after termination of employment or service.

Stock Awards. Under our 2011 Stock Plan, the Committee may grant stock awards. A stock award is an award of our common stock that may be subject to restrictions as the Committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of pre-established criteria, in installments or otherwise, as the Committee may determine. Except to the extent restricted under the grant instrument relating to the stock award, a grantee will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. All unvested stock awards are forfeited if the grantee’s employment or service is terminated for any reason, unless the Committee determines otherwise.

Stock Units.  Under our 2011 Stock Plan, the Committee may grant stock units to anyone eligible to participate in our 2011 Stock Plan. Stock units are phantom units that represent shares of our stock. Stock units become payable on terms and conditions determined by the Committee and will be payable in cash or shares of our stock as determined by the Committee. All unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Committee determines otherwise.

Performance Units.  Under our 2011 Stock Plan, the Committee may grant performance units to anyone eligible to participate in our 2011 Stock Plan. Performance units represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals or the right to receive a targeted dollar amount tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool and the targeted dollar amounts may vary based on the level at which the applicable performance objectives are attained. The value of each performance unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool, if any, by the total number of performance units issued and outstanding at the completion of the applicable performance period or based on the threshold, target and maximum amounts that may be paid if the performance goals are met. Performance units become payable on the attainment of the applicable performance objectives as determined by the Committee and will be payable in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee. All unvested performance units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Committee determines otherwise.

Other Stock-Based Awards. Under our 2011 Stock Plan, the Committee may grant other types of awards that are based on, measured by or payable to anyone eligible to participate in our 2011 Stock Plan in shares of common stock, including SARs. The Committee will determine the terms and conditions of such awards, including the base amount of a SAR, which will not be less than the fair market value of a share of our common stock on the date the SAR is granted. Other stock-based awards may be payable in cash, shares of common stock or a combination of the two.

Dividend Equivalents.  Under our 2011 Stock Plan, the Committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under our 2011 Stock Plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The Committee will determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of stock units. Dividend equivalents may be paid in cash, in shares of common stock or in a combination of the two. The Committee will determine whether dividend equivalents will be conditioned upon the exercise, vesting or payment of the grant to which they relate and the other terms and conditions of the grant.

Qualified Performance-Based Compensation.  Our 2011 Stock Plan permits the Committee to impose performance goals that must be met with respect to grants of stock awards, stock units, performance units, other stock-based awards and dividend equivalents that are intended to meet the exception for qualified performance-based compensation under Section 162(m) of the Code. Prior to or soon after the beginning of a performance period, the Committee will establish the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met and any other conditions.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following criteria: cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals, litigation and regulatory resolution goals; other operational, regulatory or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; accreditation goals; safety goals; project goals; productivity goals; workforce management and succession planning goals; economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); growth and innovation of technologies or delivery methods; growth of customer or subscriber base; measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or enhance its customer base; merger and acquisitions; and other similar criteria consistent with the foregoing.  If dividend equivalents are granted as qualified performance-based compensation, the maximum amount of dividend equivalents that may be accrued by a grantee in a calendar year is $1.0 million.

Change of Control.  If we experience a change of control, unless the Committee determines otherwise, all outstanding options and SARs will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse and all grantees holding stock units, performance units, dividend equivalents and other equity-based awards will receive a payment in settlement of such grants in an amount determined by the Committee. The Committee may also provide that:

•
Grantees will be required to surrender their outstanding stock options and SARs in exchange for a payment, in cash or shares of common stock, equal to the difference between the exercise price and the fair market value of the underlying shares of common stock;

•	After grantees have the opportunity to exercise their stock options and SARs, any unexercised stock options and SARs will be terminated on the date determined by the Committee; or

•
All outstanding stock options and SARs not exercised will be assumed or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation) and other outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation) as determined by the Committee.

In general terms, a change of control under our 2011 Stock Plan occurs if:

•	A person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then outstanding voting securities;

•
We merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	We merge into another entity and the members of the Board of Directors prior to the merger would not constitute a majority of the board of the merged entity or its parent;

•	We sell or dispose of all or substantially all of our assets;

•	We are liquidated or dissolved; or

•	A majority of the members of our Board of Directors is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

Cash Bonus Awards. Our 2011 Stock Plan authorizes the Committee to grant cash bonus awards, which are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, to executive employees as selected by the Committee. The Committee will impose and specify the performance goals that must be met with respect to the grant of cash bonus awards and the performance period for the performance goals. To satisfy the requirements of Section 162(m) of the Code for qualified performance-based compensation, the Committee will establish in writing the performance goals that must be met in order to receive payment for the bonus award, the maximum amounts to be paid if the performance goals are met, performance threshold levels that must be met to receive payment for the bonus award, and any other conditions the Committee determines and to be consistent with the requirements of Section 162(m) of the Code.

The Committee will use performance goals based on one or more criteria as described above for qualified performance-based compensation.

Separate and apart from the cash bonus awards, the Committee may also grant to selected executive employees other bonuses which may be based on individual performance, our performance or such other criteria as determined by the Committee.

Deferrals. The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the grantee in connection with a grant under our 2011 Stock Plan. The Committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.

Repricing. The Committee may cancel, with the consent of the affected holders, any or all of the outstanding options or SARs, and in exchange for (i) new options or SARs with an exercise price or base amount per share not less than the fair market value per share of our common stock on the new grant date or (ii) cash or shares of our common stock. The Committee shall also have the authority, with the consent of the affected holders, to reduce the exercise price or base amount of one or more outstanding options or SARs to the then current fair market value per share of our common stock or issue new options or SARs with a lower exercise price or base amount.

Amendment; Termination.  Our Board of Directors may amend or terminate our 2011 Stock Plan at any time; except that our stockholders must approve any amendment if such approval is required in order to comply with the Code, applicable laws, or applicable stock exchange requirements. Unless terminated sooner by our board or extended with stockholder approval, our 2011 Stock Plan will terminate on the day immediately preceding the tenth anniversary of the date on which the underwriting agreement related to this offering is signed.

Foreign Participants.  If any individual who receives a grant under our 2011 Stock Plan is subject to taxation in countries other than the U.S., our 2011 Stock Plan provides that the Committee may make grants to such individuals on such terms and conditions as the Committee determines appropriate to comply with the laws of the applicable countries.

Clawback Right.  The 2011 Stock Plan authorizes the Committee to provide in a grant instrument that, if a participant breaches any restrictive covenant agreement or otherwise engages in activities that constitute cause, all grants shall terminate, and the Company may rescind the exercise of an option or SAR and the vesting of any other grant and delivery of shares upon such exercise or vesting.

Employment Contracts, Termination of Employment and Change of Control Arrangements

The Company’s subsidiary OnPoint has no employment agreements with key executives.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s equity securities which are registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon a review of the Forms 3, 4 and 5 (and amendments thereto) furnished to the Company for the fiscal year ended December 31, 2010, the Company has determined that the Company’s directors, officers and greater-than-10% beneficial owners complied with all applicable Section 16 filing requirement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Vertical Health Systems, Inc.

The Company had a verbal agreement with Vitality to pay expenses on their behalf.  Jugal Taneja, Brian Nugent and Steve Watters are all shareholders of both Vitality and the Company. The agreement had no specific repayment terms and was non-interest bearing. As of December 31, 2010 and 2009, the Company owed the related party $10,370 and $0, respectively.

As of December 31, 2010 and 2009, the Company had an outstanding obligation to Steve Watters, Chief Executive and Financial Officer, in the amount of $21,000 and $9,000, respectively, for services rendered and payment of invoices on the Company’s behalf.

The Company believes that material affiliated transactions and loans, and business relationships entered into by the Company with certain of its officers, directors and principal shareholders or their affiliates were on terms no less favorable than the Company could have obtained from independent third parties. Any future transactions between the Company and its officers, directors or affiliates will be subject to approval by a majority of disinterested directors or shareholders in accordance with Florida law.

OnPoint Medical Diagnostics, Inc.

The following is a description of transactions since OnPoint’s inception to which OnPoint has been a party, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of OnPoint’s total assets at year end since OnPoint’s inception, and in which any of OnPoint’s directors, executive officers or holders of more than 5% of OnPoint’s capital stock had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described herein.  OnPoint believes the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Mark Steege

Since 1995, Mr. Steege has served as chief financial officer of Titan Ventures, a company founded by Mr. Gus Chafoulias, the Chairman of our Board of Directors.  In November 2010, Mr. Chafoulias transferred 20,000 shares of Common Stock held by Mr. Chafoulias to Mr. Steege in exchange for Mr. Steege’s agreement to act as Interim Chief Financial Officer for the Company.  The approximate value of the shares at the time of the transfer was $0.65 per share, or $13,000.

Convertible Note Financing

In the fourth quarter of 2010 and through March 2, 2011, OnPoint offered and sold 10% convertible promissory notes (the “Promissory Notes”) to certain accredited investors and raised a total of $1,347,500.  Dr. Lindstrom, one of our Board members, participated in the convertible note offering, whereby he purchased an aggregate of $400,000 of convertible promissory notes.

In connection with the Merger, we intend to provide the holders of the Promissory Notes with registration rights if such holders convert their Promissory Notes into shares of common stock of the Company as further described in “Description of Securities – Registration Rights”; however, there can be no assurance that such conversions will occur.

License Agreement with Mayo Clinic

On August 1, 2009, OnPoint and Mayo Foundation for Medical Education and Research, or Mayo, entered into a license agreement whereby OnPoint licensed certain software and other technology developed by Mayo.  Pursuant to the license agreement, OnPoint made an upfront payment of $50,000 to Mayo and issued Mayo 1,111,000 shares of OnPoint’s common stock.  As a result of such issuance, Mayo held 9.9% of OnPoint's common stock.

On November 12, 2010, OnPoint and Mayo amended and restated the license agreement.  Under the amended and restated license agreement, OnPoint made an upfront payment of $50,000 to Mayo and is required to pay Mayo a single digit royalty payment on gross sales of the licensed technology beginning in fiscal year 2011, with minimum royalties of $50,000 for fiscal year 2011 and $100,000 for each fiscal year thereafter.

Upon completion of the Merger, Mayo will hold approximately 13.5% of the Company's outstanding shares of Common Stock.

LEGAL PROCEEDINGS

The Company’s management knows of no material existing or pending legal proceedings or claims against the Company, nor is the Company involved as a plaintiff in any material proceeding or pending litigation.  To the Company’s knowledge, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of the Company’s securities, or any associate of any such director, officer, affiliate or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in reference to pending litigation.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Market for Securities

In January 2004, the Company’s common stock began trading on the OTC Bulletin Board.  The Company’s common stock is traded under the symbol “VHSLD”. There is a limited trading market for the Company’s stock; therefore historical price information is limited. High and low sales prices since that time, by quarter-ended date and as of the date hereof, are as follows:

	High	Low
2009 Fiscal Year
March 31, 2009	$1.80	$0.82
June 30, 2009	$0.98	$0.82
September 30, 2009	$29.52	$0.98
December 31, 2009	$3.28	$0.82

2010 Fiscal Year
March 31, 2010	$13.12	$1.80
June 30, 2010	$9.84	$2.46
September 30, 2010	$7.87	$3.61
December 31, 2010	$4.10	$1.97

2011 Fiscal Year
March 31, 2011	$11.48	$1.64
Through April 15, 2011	$11.48	$2.95

The  prices set forth above for each fiscal year reflect the prices of our Common Stock after taking into account the effects of the Company’s one-for-164 reverse stock split implemented on March 31, 2011.

As of April 15, 2011, there were approximately 390 holders of record of our Common Stock after the Closing of the Merger.

Dividend Policy

Historically, the Company has not declared or paid any cash dividends on its common stock. Any future determination to pay dividends on its common stock will depend upon the Company’s results of operations, financial condition and capital requirements, applicable restrictions under any contractual arrangements and such other factors deemed relevant by the Company’s Board of Directors.

RECENT SALES OF UNREGISTERED SECURITIES

See Item 1.01.

Convertible Promissory Notes

In the fourth quarter of 2010 and through April 15, 2011, OnPoint offered and sold the Promissory Notes to certain accredited investors and raised a total of $1,347,500.  The Promissory Notes were sold pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D thereunder.  Dr. Lindstrom, one of our Board members, participated in the convertible note offering, whereby he purchased an aggregate of $400,000 of convertible promissory notes.

Upon completion of the Merger, the Promissory Notes became unsecured obligations of the Company.  The principal amount of the Promissory Notes are to be repaid by the issuance of the Company’s Common Stock.  The scheduled dates for such satisfactions are September 30, 2011, February 29, 2012,  July 31, 2012 and December 31, 2012 with one quarter of the original principal amount of each Promissory Note to be satisfied on those dates.  The Holder of a Note may elect to convert all or a portion of their Promissory Note into Common Stock prior to a scheduled satisfaction date.

Interest is to be paid on December 31, 2011 and on each of the scheduled dates for satisfaction of the principal.  The holder of a Promissory Note may, prior to the due date of payment elect to receive payment of interest due in Common Stock of the Company.

The conversion rate for the principal and interest of a Promissory Note is the lesser of (a) $0.65 per share or (b) 65% of the volume weighted average of the Common Stock for the twenty trading dates preceding a conversion; however, the conversion price shall not be less than $0.25 per share.

In connection with the Merger, we intend to provide the holders of the Promissory Notes with registration rights if such holders convert their Promissory Notes into shares of common stock of the Company as further described in “Description of Registrant’s Securities – Registration Rights”; however, there can be no assurance that such conversions will occur.

DESCRIPTION OF REGISTRANT’S SECURITIES

Capital Stock

Our authorized capital stock consists of 250,000,000 shares of Common Stock and 5,000,000 shares of preferred stock.  Each share of Common Stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote.  No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities.  No shares of Common Stock are subject to redemption or any sinking fund provisions.  All the outstanding shares of Common Stock are fully paid and non-assessable.  Subject to the rights of the holders of the  preferred stock, if any, our stockholders of Common Stock are entitled to dividends when, as and if declared by our Board of Directors from funds legally available therefore and, upon liquidation, to a pro-rata  share in any  distribution  to stockholders.  We do not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future.

Pursuant to our Articles of Incorporation, our Board of Directors has the authority, without further stockholder approval, to provide for the issuance of up to 5 million shares of our preferred stock in one or more series and to determine the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series.  Our Board of Directors has the power to afford preferences, powers and rights (including voting rights) to the holders of any preferred stock preferences, such rights and preferences being senior to the rights of holders of Common Stock.  No shares of our preferred stock are currently outstanding. Although we have no present intention to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company.

Registration Rights

The Company intends to file one or more resale registration statements with the SEC covering, among other securities, the shares of Common Stock of VHS held by VHS stockholders prior to the Merger, and all shares of Common Stock issued upon conversion of the Promissory Notes, referred to herein as the Promissory Notes, prior to the filing of such registration statement. The Company will use its best efforts to have such resale registration statement declared effective by the SEC as soon as possible and to maintain its effectiveness until such time as all securities registered under the registration statement have been sold or are otherwise able to be sold under Rule 144 of the Securities Act without regard to volume limitations, whichever is earlier.

Restricted Securities

Upon completion of the Merger, VHS has 8,227,869 shares of Common Stock outstanding.  The shares issued to OnPoint stockholders in the Merger are “restricted securities” as that term is defined under Rule 144 promulgated under the Securities Act.  The restricted shares are not registered under the Securities Act and may be transferred only pursuant to a registration under the Securities Act or pursuant to an available exemption from registration, such as Rule 144 under the Securities Act.  Under Rule 144, restricted securities may be sold into the public market, subject to holding period, volume, manner of sale, public information, filing and other limitations set forth under Rule 144.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year and who is not an “affiliate” of ours (i.e., directors, officers and 10% stockholders), as defined in the Securities Act, is entitled to sell such restricted shares after such one year period.

In addition, under Rule 144, an affiliate who has beneficially owned restricted shares for at least one year, is entitled to sell, within any three-month period, an amount of shares that together with all other sales of restricted securities of the same class (including, for “affiliates”, sales of other non-restricted securities of the same class) does not exceed the greater of:

•
the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale (Note: Since the Common Stock trades only on the OTC-BB, this volume measure will not apply), or

•	1% of the shares then outstanding.

In order for a stockholder to rely on Rule 144, we must have available adequate current public information with respect to our business and financial status.

Under Rule 144, the holding periods will commence as of the filing of this Current Report for OnPoint stockholders who receive shares of Common Stock in the Merger.  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about VHS.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The current VHS Bylaws and Articles of Incorporation provide for the indemnification of our directors and officers.  OnPoint’s Articles of Incorporation and Bylaws provide that OnPoint will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of our company or serves or served at our request as a director, officer or employee of another corporation or entity. We anticipate amending the Articles of Incorporation and Bylaws to provide for indemnification provisions similar to those provided under OnPoint’s Articles of Incorporation and Bylaws in the near term. Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have filed a registration statement and disclosure documents with the SEC in the past.  You  may find more information by referencing these filings.  The Company’s filings and the exhibits and schedules filed with the SEC may be inspected at the SEC’s principal office in Washington, D.C.  Copies of all or any part of the filings may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or from the SEC’s website.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Not applicable.

FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 5.01 Changes in Control of Registrant.

See Item 1.01 and 2.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 2.01.

Item 5.06 Change in Shell Company Status.

As a result of the consummation of the Merger described in Items 1.01 and 2.01 of this Current Report, we believe that the Company is no longer a shell corporation, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), OnPoint’s audited financial statements for the fiscal year ended December 31, 2010 and for the period from inception (February 1, 2009) to December 31, 2009 are filed with this Current Report.

(b)  Pro forma financial information.

In accordance with Item 9.01(b), filed herewith is the pro forma combined financial statements of the Company and OnPoint for the requisite periods.

(d)  Exhibits

The Company hereby agrees to provide the SEC upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.

VERTICAL HEALTH SOLUTIONS, INC.
LIST OF EXHIBITS FILED WITH 8-K

Exhibit Nos.

2.1
Agreement and Plan of Merger, dated as of February 1, 2011, by and among OnPoint Medical Diagnostics, Inc., on the one hand, and Vertical Health Solutions, Inc. and Vertical HS Acquisition Corp. (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on February 7, 2011).

10.1+	Restated and Amended License Agreement, effective as of November 12, 2010, between Mayo Foundation for Medical Education and Research and OnPoint Medical Diagnostics, Inc., filed herewith.

10.2	2011 Omnibus Incentive Compensation Plan, filed herewith.

10.3	Form of 2011 Omnibus Incentive Compensation Plan Nonqualified Stock Option Grant Agreement, filed herewith.

10.4	Form of 2011 Omnibus Incentive Compensation Plan Incentive Stock Option Grant Agreement, filed herewith.

10.5	Share Escrow Agreement, dated April 15, 2011, by and among the Company, OnPoint and Private Bank Minnesota, filed herewith.

17.1	Letter from Steve Watters resigning as a director and officer of the Company, dated April 15, 2011, filed herewith.

17.2	Letter from Jugal Taneja resigning as a director of the Company, dated April 15, 2011, filed herewith.

17.3	Letter from Alfred Lehmkuhl resigning as a director of the Company, dated April 15, 2011, filed herewith.

21.1	List of Subsidiaries, filed herewith.

99.1	OnPoint Medical Diagnostics, Inc. financial statements for the fiscal year ended December 31, 2010 and for the period from inception (February 1, 2009) to December 31, 2009 (audited), filed herewith.

99.2
OnPoint Medical Diagnostics, Inc. unaudited pro forma combined balance sheet as of December 31, 2010 and unaudited combined statement of operations for the year ended December 31, 2010, filed herewith.

+           Confidential Treatment Requested. Confidential Materials omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2011

VERTICAL HEALTH SOLUTIONS, INC.

By:	/s/ William Cavanaugh
William Cavanaugh
Chief Executive Officer

VERTICAL HEALTH SOLUTIONS, INC.
LIST OF EXHIBITS FILED WITH 8-K

Exhibit Nos.

2.1
Agreement and Plan of Merger, dated as of February 1, 2011, by and among OnPoint Medical Diagnostics, Inc., on the one hand, and Vertical Health Solutions, Inc. and Vertical HS Acquisition Corp. (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on February 7, 2011).

10.1+	Restated and Amended License Agreement, effective as of November 12, 2010, between Mayo Foundation for Medical Education and Research and OnPoint Medical Diagnostics, Inc., filed herewith.

10.2	2011 Omnibus Incentive Compensation Plan, filed herewith.

10.3	Form of 2011 Omnibus Incentive Compensation Plan Nonqualified Stock Option Grant Agreement, filed herewith.

10.4	Form of 2011 Omnibus Incentive Compensation Plan Incentive Stock Option Grant Agreement, filed herewith.

10.5	Share Escrow Agreement, dated April 15, 2011, by and among the Company, OnPoint and Private Bank Minnesota, filed herewith.

17.1	Letter from Steve Watters resigning as a director and officer of the Company, dated April 15, 2011, filed herewith.

17.2	Letter from Jugal Taneja resigning as a director of the Company, dated April 15, 2011, filed herewith.

17.3	Letter from Alfred Lehmkuhl resigning as a director of the Company, dated April 15, 2011, filed herewith.

21.1	List of Subsidiaries, filed herewith.

99.1	OnPoint Medical Diagnostics, Inc. financial statements for the fiscal year ended December 31, 2010 and for the period from inception (February 1, 2009) to December 31, 2009 (audited), filed herewith.

99.2
OnPoint Medical Diagnostics, Inc. unaudited pro forma combined balance sheet as of December 31, 2010 and unaudited combined statement of operations for the year ended December 31, 2010, filed herewith.

+           Confidential Treatment Requested. Confidential Materials omitted and filed separately with the Securities and Exchange Commission.